Exhibit 10.7

NATIONWIDE HEALTH PROPERTIES, INC.

DEFERRED COMPENSATION PLAN

Form of Amended and Restated Deferred Compensation Election and Agreement

This amended and restated deferred compensation election and agreement, effective as of [            ], 2008, hereby amends and restates any and all prior deferred compensation election and agreements that covered compensation earned by you and payable to you by Nationwide Health Properties, Inc., a Maryland corporation (the “Employer”) (collectively, the “Prior Agreements”), by and between the Employer and [            ] (the “Participant”), with reference to the following:

WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), imposes certain restrictions, among other things, as to the timing and distributions from nonqualified deferred compensation plans and arrangements;

WHEREAS, the Board of Directors of the Employer desires to amend and restate the Prior Agreements to comply with Section 409A of the Code; and

WHEREAS, pursuant to this amended and restated Election and Agreement, none of the terms of the Prior Agreements, including but not limited to the Participant’s deferral elections as stated thereunder, shall have any further force or effect, and in lieu of such deferral elections the Participant shall be bound by the terms and elections as set forth in this amended and restated Election and Agreement.

NOW THEREFORE, the Prior Agreements are hereby amended and restated in their entirety as follows:

This Deferred Compensation Election and Agreement is entered into this _____ day of [            ] 2008, between Nationwide Health Properties (the “Employer”), and [            ] (the “Participant”). The parties hereto agree as follows:

1. The Nationwide Health Properties, Inc. Deferred Compensation Plan (the “Plan”) is hereby incorporated into and made a part of this Election and Agreement. All capitalized terms used and not defined herein shall have the meanings as set forth in the Plan. If there is any inconsistency between the terms of this Election and Agreement and the Plan, the terms of the Plan shall control.

2. Pursuant to the Plan, the Employer and Participant agree that in consideration of services performed by the Participant for the Employer, the Participant’s Compensation has been reduced by the amounts or percentages as set forth on Appendix A hereto. The reduced Compensation has and will continue to be credited to the Participant under the Plan, to be held by the Employer and paid to the Participant (or his beneficiary) by the Employer in accordance with this Election and Agreement and in accordance with the terms, provisions and conditions of the Plan.

3. Subject to Section 4.3 of the Plan, it is understood that this Election and Agreement, once made, can neither be amended nor revoked. It is further understood that any amendment or revocation of this Election and Agreement shall only become effective as set forth in Section 4.3 of the Plan.

4. The Participant may elect an In-Service Distribution Date, which is a single date on which the Participant will receive an amount or portion of his Account, each as specified below. A Participant is not required to elect an In-Service Distribution Date. If a Participant does not elect an In-Service Distribution Date, he will be entitled to receive his benefits upon the occurrence of his Separation from Service with the Company, subject to certain exceptions in the case of an unforeseeable emergency or hardship as described in the Plan and as permitted under Section 409A of the Code. A Participant cannot accelerate a distribution otherwise scheduled for a later year into 2008.

In-Service Distribution

Date:

Percentage of Account or

Dollar Amount to be

distributed on In-Service

Distribution Date:

NOTE:	If less than 100% of your Account is to be distributed pursuant to this In-Service Distribution election, the balance will be distributed upon the occurrence of your Separation from Service with the Company, subject to certain exceptions in the case of an unforeseeable emergency or hardship as described in the Plan and as permitted under Section 409A of the Code.

5. All payments made under the Plan and pursuant to this Election and Agreement shall be paid in cash in lump sum. You (or your beneficiary in the case of your death) shall become entitled to payment of your Account upon the earlier of (i) your In-Service Distribution Date or a subsequent modification to such date as permitted in Section 4.3 of the Plan, as applicable, (ii) a Separation from Service with the Company or (iii) an unforeseeable emergency or hardship as described in Section 7.3 of the Plan, and shall be paid within thirty (30) days following the occurrence of such event.

6. Pursuant to the terms of the Plan, you may designate Investment Options of your choice by so electing on the form prescribed by the Plan Committee. Please contact the Employer, Plan Committee or the applicable third party administrator to obtain more information about such Investment Options.

7. The Participant’s beneficiary or beneficiaries are specified in the attached Beneficiary Designation.

8. For purposes of this Election and Agreement, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A of the Code. Notwithstanding any provision to the contrary in this Election and Agreement, to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, no payment or distribution under this Election and Agreement that becomes payable by reason of your termination of employment or service with the Company will be made to you unless your termination of employment or service constitutes a “separation from service” (as such term is defined in Treasury Regulations issued under Section 409A of the Code). In addition, no such payment or distribution will be made to you prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of your “separation from service” (as such term is defined in Treasury Regulations issued under Section 409A of the Code) or (ii) the date of your death, if you are deemed at the time of such separation from service to be a “key employee” within the meaning of that term under Section 416(i) of the Code and such delayed commencement is otherwise required in order to avoid the imposition of taxes under Section 409A of the Code. As soon as practicable following the earlier of (i) or (ii), but in no event later than ten (10) days following the expiration of the six-month period (or if the payment is being made following your death, no later than sixty (60) days following the date of death), all payments and benefits deferred pursuant to this section (whether they would have otherwise been payable in a single sum or in installments in the absence of such deferral) shall be paid or reimbursed to you in a lump sum, and any remaining payments due under this Election and Agreement will be paid in accordance with the normal payment dates specified for them herein. It is intended that this Election and Agreement shall comply with the provisions of Section 409A of the Code so as not to subject you to the payment of additional taxes and interest under Section 409A of the Code. In furtherance of this intent, this Election and Agreement shall be interpreted, operated, and administered in a manner consistent with these intentions.

This Election and Agreement is entered into this          day of                     , 2008.

(Participant)

NATIONWIDE HEALTH PROPERTIES, INC.

By:

Its:

I hereby acknowledge that I have read and understood this Election and Agreement. I hereby consent to this Election and Agreement.

Date:	___________________
(Spouse of Participant)

NATIONWIDE HEALTH PROPERTIES, INC.

DEFERRED COMPENSATION PLAN

BENEFICIARY DESIGNATION

In accordance with the NATIONWIDE HEALTH PROPERTIES, INC. DEFERRED COMPENSATION PLAN, I elect that my death benefits be paid to the following beneficiary or beneficiaries:

Primary Beneficiary	a.
(Name)

(Address)

(Relationship of Beneficiary(ies) to me)

Check Applicable Box:	b.
(Name)

☐ Primary
(Address)

☐ Contigent
(Relationship of Beneficiary(ies) to me)

Check Applicable Box:	c.
(Name)

☐ Primary
(Address)

☐ Contigent
(Relationship of Beneficiary(ies) to me)

I have read and I understand the above Beneficiary Designation. I hereby consent to the above Beneficiary Designation.

Date: __________
(Spouse of Participant)